                                                     Exhibit 12

                     McDonnell Douglas Corporation
                Computation of Ratio of Earnings to Fixed Charges
                      Nine months Ended September 30, 1996
                              (Dollars in Millions)






          Earnings
            Earnings before income taxes                        $911
            Add:  Interest expense                               187
                  Interest factor in rents                        39
                                                              -------
                                                              $1,137
                                                              =======




          Fixed Charges
            Interest expense                                    $187
            Interest factor in rents                              39
                                                              -------
                                                                $226
                                                              =======




          Ratio of earnings to fixed charges                    5.0X
                                                               ======